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                                                                     EXHIBIT 5.1

                             [DICKINSON LETTERHEAD]

                                                                   April 3, 1995

                                                              Board of Directors
                                                               Kmart Corporation
                                                       3100 West Big Beaver Road
                                                            Troy, Michigan 48084

Ladies and Gentlemen:

     We have acted as special counsel to Kmart Corporation, a Michigan corporation (the "Company"), in connection with the proposed offer and sale by means of an underwritten public offering of up to $155,000,000 of pass through certificates (the "Pass Through Certificates") evidencing interests in two separate pass through trusts (the "Pass Through Trusts") formed pursuant to two separate pass through trust agreements (the "Pass Through Trust Agreements"), between The Bank of New York Trust Company of Florida, National Association, as Pass Through Trustee under Pass Through Trust Agreement 1995-K-1, and The Bank of New York Trust Company of California, as Pass Through Trustee under Pass Through Trust Agreement 1995-K-2 (hereinafter The Bank of New York Trust Company of Florida, National Association and The Bank of New York Trust Company of California are referred to individually as the "Pass Through Trustee" and collectively as the "Pass Through Trustees"), and the Company, as contemplated in the Company's Registration Statement on Form S-3 (Registration No. 33-56465) as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The trust property of each Pass Through Trust will consist of mortgage notes (the "Mortgage Notes") issued as non-recourse obligations of separate owner trusts (the "Owner Trusts") to finance the sale-leaseback transactions involving 16 of the Company's retail stores, each acquired by one of the Owner Trusts and leased by that Owner Trust to the Company. Each Mortgage Note will be issued under an indenture, mortgage and deed of trust, assignment of rents and security agreement (an "Indenture"), by and between the related Owner Trust and The Bank of New York and Todd N. Niemy, acting solely as indenture trustees. You have requested our opinion regarding the legality of the Pass Through Certificates.

     We have examined such statutes, regulations, agreements, documents and certificates of public officials and corporate officers as we deemed necessary for the purpose of this opinion. In rendering this opinion, we have assumed that each of the Company and the Pass Through Trustee will have duly authorized, executed and delivered the respective Pass Through Trust Agreement, that at the time of such authorization, execution and delivery, each of the Company and such Pass Through Trustee will have had the full power, authority and legal right to have done so, and that the Underwriting Agreement to be entered into by the Company and Goldman, Sachs & Co. relating to the Pass Through Certificates (the "Underwriting Agreement") will have been duly authorized, executed and delivered. With respect to matters which are governed by the laws of the State of New York, we have relied upon the opinion of even date herewith of Sullivan & Cromwell.

     Based on the foregoing and upon such legal considerations as we deem relevant, we are of the opinion that (i) each Pass Through Trust Agreement, when duly executed and delivered, will
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Board of Directors
April 3, 1995
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constitute the valid and binding agreement of the Company and the respective
Pass Through Trustee, and (ii) each of the Pass Through Certificates, when duly executed, issued, delivered and authenticated in accordance with the terms of the Pass Through Trust Agreement under which it is issued and sold in accordance with the terms set forth in the Underwriting Agreement, will be the valid and binding obligation of the respective Pass Through Trustee, and the holder thereof will be entitled to the benefits provided by the Pass Through Trust Agreement under which such Pass Through Certificate is issued.

     We are members of the Michigan Bar and, for purposes of this opinion, do not hold ourselves out as experts on, nor are we, in rendering our opinion herein, passing on any matter of the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of Michigan.

     The undersigned consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of the Certificates".

                                          Very truly yours,

                                          [SIG.]

                                          DICKINSON, WRIGHT, MOON,
                                          VAN DUSEN & FREEMAN